EXHIBIT 99.4




                               Laura Palisa Mujica
                                c/o C. Leo Smith
                               824 S.E. 8th Street
                            Ft. Lauderdale, FL 33316


                                  July 15, 2003


Mr. Alfred M. Schiffrin
6760 S. Grande Drive
Boca Raton, FL 33433

Dear Mr. Schiffrin:

         This will confirm our agreement regarding the purchase from you of 900,000 shares of common stock, par value $.001 per share (the "Shares"), of A.M.S. Marketing, Inc., a Delaware corporation ("AMS"), as follows:

         1. Simultaneous with the execution of this Agreement, the undersigned agrees to purchase from you, and you agree to sell to the undersigned, the Shares in consideration of the payment by the undersigned of an aggregate of $45,000 (the "Purchase Price") payable as follows: $625 on the date hereof by delivery to you of a bank certified or official check in such amount payable to your order and the balance of the Purchase Price by the delivery on the date hereof of the undersigned's promissory note substantially in the form attached hereto. In exchange therefore, you shall deliver to Brown Rudnick Berlack Israels LLP (the "Escrow Agent") a certificate or certificates representing in the aggregate the Shares duly endorsed for transfer or with a stock power duly executed in blank, in either case with medallion signature guarantee, to be held and disbursed by the Escrow Agent in accordance with the Escrow Agreement to be executed by the Escrow Agent and the parties hereto simultaneous herewith.

         2. You represent and warrant to the undersigned that you are the record and beneficial owner of the Shares free and clear of any liens, claims and encumbrances and will convey to the undersigned good and marketable title to the Shares, free and clear of any liens, claims or encumbrances, except that it is understood that the Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), and are and will be subject to restrictions on transferability under applicable securities laws.

         3. The undersigned hereby represents and warrants to you as follows:

                  (a) The undersigned has adequate means of providing for its current financial needs and possible contingencies, and has no present need, and anticipates no need in the foreseeable future, to sell any Shares that the undersigned may acquire. The undersigned is able to bear the economic risk of acquiring Shares, and consequently, without limiting the generality of the

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foregoing, the undersigned is (a) able to hold any Shares the undersigned may acquire for an indefinite period of time, and (b) has a sufficient net worth to sustain a loss of the undersigned's entire investment in Shares.

                  (b) The undersigned has such experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of acquiring Shares. The undersigned acknowledges that the Purchase Price represents a negotiated amount and does not necessarily represent the book value of the Shares.

                  (c) The undersigned understands that neither the U.S. Securities and Exchange Commission (the "SEC") nor the securities administrator of any state has made any finding or determination relating to the fairness for investment of any Shares and that no government agency has or will recommend or endorse any offering of Shares.

                  (d) The undersigned and, if the undersigned so requested, the undersigned's attorney and/or accountant, has received and examined all information, including financial statements, of or concerning AMS which the undersigned and, if appropriate, such attorney and/or accountant, considered necessary to making an informed decision regarding an acquisition of Shares. In addition, the undersigned, and, if the undersigned so requested, the undersigned's attorney and/or accountant, has had the opportunity to ask questions of, and receive answers from, the officers and agents of AMS concerning the terms and conditions of the acquisition of Shares and to obtain such information, to the extent such persons possessed the same or could acquire it without unreasonable effort or expense, as the undersigned deemed necessary to verify the accuracy of the information referred to herein.

                  (e) All information which the undersigned has provided herein concerning the undersigned's financial position and knowledge of financial and business matters is true, correct and complete as of the date hereof.

                  (f) The undersigned confirms that acquisition of Shares was not offered to the undersigned by any means of general solicitation or general advertising and no broker or finder has been involved or will be entitled to a fee or commission in connection with the transaction contemplated hereunder.


                  (g) The undersigned is acquiring Shares for the undersigned's own account, for investment purposes only, and not with a view to the resale or other distribution thereof, in whole or in part, except in accordance with the Act. The undersigned has not offered or sold any Shares and has no present intention of dividing such Shares with others or reselling or otherwise disposing of any Shares either currently or after the passage of a fixed or determinable period of time, or upon the occurrence or nonoccurrence of any predetermined event or circumstance.

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                  (h)      The undersigned acknowledges that he, she or it has
been advised that the Shares, and/or the certificate(s) representing the Shares
(i) will not, upon their issuance, be registered under the Act or any state securities law ("Blue Sky Laws"), (ii) will be "restricted securities" as defined in rule 144(a)(3) under the Act, (iii) have been issued in reliance on statutory exemptions contemplated in the Blue Sky Laws and that the you have relied, and AMS may rely, on the representations of the undersigned set forth herein in transferring the Shares, (iv) will not be transferable without registration under the Act and/or applicable Blue Sky Laws, unless an exemption from the registration requirement thereof is available and an opinion of counsel to that effect is delivered to AMS upon request by AMS, and (v) will bear customary restrictive legends evidencing such restrictions. Moreover, the undersigned has been advised that Rule 144 may not be available for resale unless AMS remains a reporting issuer subject to the requirements of the Securities Exchange Act of 1934, as amended, and the Company files all required information with the SEC. The undersigned also acknowledges that for purposes of Rule 144 the undersigned may not "tack" your holding period regarding the Shares.


                  Please confirm your agreement to the foregoing by signing this letter in the space provided below.

                                           Very truly yours,

                                           /s/ LAURA PALISA MUJICA
                                           -------------------------------------
                                           Laura Palisa Mujica




AGREED:

/s/ ALFRED M. SCHIFFRIN
--------------------------------
Alfred M. Schiffrin


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